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                                EXHIBIT 24.1









               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS CONSENT



       We consent to the incorporation by reference in this Registration Statement Under the Securities Act 1933, of Vertex Industries, Inc. on Form S-8 of our report dated October 3, 1995, on the consolidated financial statements of Vertex Industries, Inc. and Subsidiaries as of July 31, 1995, appearing in the Annual Report on Form 10K for the year then ended, and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in the Form S-8.


                                        S/Sax Macy Fromm & Co., PC
                                        Sax Macy Fromm & Co., PC
                                        Certified Public Accountants



       Clifton, New Jersey
       November 6, 1995